Exhibit 99.28(n)

DundeeWealth Funds

Plan in Accordance with Rule 18f-3

This Plan in Accordance with Rule 18f-3 (the “Plan”) has been adopted by the Board of Trustees of DundeeWealth Funds (the “Trust”) with respect to each class of shares of the Trust. The Plan has been adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).

Each class of shares of the Trust will have the same relative rights and privileges and be subject to the same fees and expenses except as set forth below. In addition, extraordinary expenses attributable to one or more classes shall be borne by such classes. The Board of Trustees may determine in the future that other allocations of expenses or other services to be provided to a class of shares are appropriate and amend the Plan accordingly without the approval of shareholders of any class.

Institutional Shares
(All Funds)

Institutional Shares are sold at net asset value per share without a sales charge and are sold subject to the minimum purchase requirements set forth in the Trust’s Institutional Shares prospectuses. Institutional Shares are not subject to a Distribution Plan or Services Plan. Institutional Shares shall be entitled to the shareholder services set forth from time to time in the Trust’s Institutional Shares prospectuses.

Class I Shares
(JOHCM International Select Fund, Mount Lucas U.S. Focused Equity Fund, Smith Group Large Cap Core Growth Fund)

Class I Shares of the JOHCM International Select Fund, Mount Lucas U.S. Focused Equity Fund and Smith Group Large Cap Core Growth Fund are sold at net asset value per share without a sales charge and are sold subject to the minimum purchase requirements set forth in the Trust’s relevant Class I Shares prospectuses. Class I Shares of the JOHCM International Select Fund, Mount Lucas U.S. Focused Equity Fund and Smith Group Large Cap Core Growth Fund are not subject to a Distribution Plan or Services Plan. Class I Shares of the JOHCM International Select Fund, Mount Lucas U.S. Focused Equity Fund and Smith Group Large Cap Core Growth Fund shall be entitled to the shareholder services set forth from time to time in the Trust’s relevant Class I Shares prospectuses.

Class I Shares
(Dynamic Energy Income Fund, Dynamic Global Growth Fund, Dynamic World Growth Fund, Dynamic Canadian Equity Income Fund, Dynamic Natural Resources Fund, Dynamic Contrarian Advantage Fund, Dynamic Discovery Fund, Dynamic Gold & Precious Metals Fund and Dynamic U.S. Growth Fund (collectively, the “Dynamic Funds”) and JOHCM Emerging Markets Opportunities Fund)

Class I Shares of the Dynamic Funds and the JOHCM Emerging Markets Opportunities Fund are sold at net asset value per share without a sales charge and are sold subject to the minimum purchase requirements set forth in the Trust’s relevant Class I Shares prospectuses. Class I Shares of the Dynamic Funds and the JOHCM Emerging Markets Opportunities Fund are subject to fees under a Shareholder Services Plan (the “Plan”) adopted with respect to Class I Shares, on the terms set forth in the Trust’s relevant Class I Shares prospectuses, but are not subject to fees under any other distribution plan or services plan. Retail shareholders have exclusive voting rights, if any, with respect to the Trust’s Shareholder Services Plan adopted with respect to Class I Shares. Class I Shares of the Dynamic Funds and the JOHCM Emerging Markets Opportunities Fund Shares shall be entitled to the shareholder services set forth from time to time in the Trust’s relevant Class I Shares prospectuses.

Class II Shares
(All Funds)

Class II Shares are sold at net asset value per share without a sales charge and are sold subject to the minimum purchase requirements set forth in the Trust’s Class II Shares prospectuses. Class II Shares are subject to fees under a Shareholder Services Plan (the “Plan”) adopted with respect to Class II Shares, on the terms set forth in the Trust’s Class II Shares prospectuses, but are not subject to fees under any other distribution plan or services plan. Retail shareholders have exclusive voting rights, if any, with respect to the Trust’s Shareholder Services Plan adopted with respect to Class II Shares. Class II Shares shall be entitled to the shareholder services set forth from time to time in the Trust’s Class II Shares prospectuses.

Expense Allocation

Expenses that are treated as class expenses under the Plan will be borne by the Trust’s respective share classes. Trust expenses will be allocated daily to the respective share classes in accordance with Rule 18f-3(c) as now or hereafter in effect, subject to the oversight of the Board of Trustees.

Adopted:	February 20, 2007
Amended May 22, 2007
Amended June 5, 2012